UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 22, 2024, Astra Space, Inc. (“Astra”) received a deficiency notice from Nasdaq indicating that, because Astra did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), Astra is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the SEC. As previously reported by Astra on its Notification of Late Filing on Form 12b-25, filed with the SEC on May 14, 2024, Astra was unable to file its Form 10-Q without unreasonable effort or expense by the prescribed due date for such filing.

The notice has no immediate effect on the listing of Astra’s Class A common stock. The notice provides that Astra has until July 22, 2024, to submit to Nasdaq a plan to regain compliance with the Rule. If Nasdaq accepts the plan, Nasdaq may grant Astra an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 18, 2024, to regain compliance.

If Astra fails to regain compliance prior to the expiration of any such exception period or if Nasdaq does not accept the plan of compliance, then Nasdaq will give notice that Astra’s Class A common stock is subject to delisting and Astra will be able to appeal that delisting before a Nasdaq hearings panel.

As previously disclosed on Astra’s Current Reports on Form 8-K filed with the SEC on April 19, 2024 and April 26, 2024, respectively, Astra is also not currently in compliance with Nasdaq Listing Rules 5450(a)(1) (the “Minimum Bid Price Requirement”) and 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”).

There can be no assurance that Nasdaq will accept such plan or grant an exception period, that any hearing would be successful or that Astra will be able to regain compliance with the Rule, the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement within the deadline or any exception period that may be granted, or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

As previously disclosed in Astra’s Current Report on Form 8-K filed with the SEC on March 12, 2024, Astra entered into that certain Agreement and Plan of Merger with Apogee Parent Inc. (“Parent”) and Apogee Merger Sub Inc. (“Merger Sub”) on March 7, 2024, pursuant to which Merger Sub will be merged with and into Astra (the “Merger”), with Astra being the surviving entity of such Merger and a wholly-owned direct subsidiary of Parent. If the Merger is consummated before July 22, 2024, Astra’s Class A common stock will be delisted from the Nasdaq Capital Market in connection with the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2024	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer